UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant           Filed by a Party other than the Registrant

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
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Soliciting Material Pursuant to Rule 14a-12

SCANVEC AMIABLE LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Scanvec Amiable Ltd. Two International Plaza, Suite #625, Philadelphia, PA, USA 19113, Tel: 610-521-6300 Fax: 610-521-0111

Scanvec Amiable Ltd.

NOTICE OF GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 30, 2003

To the Shareholders of
Scanvec Amiable Ltd.:

     Notice is hereby given that a General Meeting of the Shareholders of Scanvec Amiable Ltd. (formerly known as Scanvec Co (1990) Ltd. (the “Company”)) will be held at the offices of The Ofer Brothers, 40 Einstein Street, 11th floor, Tel Aviv, Israel, on December 30, 2003 at 10 a.m. (local time) for the following purposes:

1.	To elect five (5) non-independent directors of the Company for a one-year term.
2.	To approve the appointment of Grant Thornton LLP as independent accountants of the Company for the year ending December 31, 2003 and to authorize the Board of Directors to fix the remuneration of such auditors in accordance with the volume and nature of their services in accordance with Israeli law.
3.	To receive management’s report on the business of the Company for the year ended December 31, 2002 and the Company’s Consolidated Balance Sheet at December 31, 2002 and the Consolidated Statement of Income for the year then ended.
4.	To transact any other business that may properly come before the meeting.

     Shareholders of record at the close of business on November 25, 2003 will be entitled to notice of, and to vote at, the meeting or any postponements or adjournments thereof. Shareholders who do not expect to attend the meeting in person are requested to mark, date, sign and mail the enclosed proxy as promptly as possible in the enclosed postage-paid envelope. A list of shareholders of the Company as of the close of business on November 25, 2003 will be available for inspection during normal business hours for ten days prior to the General Meeting at the Company’s Tel Aviv, Israel office located at Atidim Industrial Park Building No. 1, Tel Aviv, 61581, Israel and at the Company’s corporate headquarters located at Two International Plaza, Suite #625, Philadelphia, PA 19113 United States of America.

     Shareholders are urged to complete and return their proxies promptly in order to, among other things, insure action by a quorum and to avoid the expense of additional solicitation. If the accompanying proxy is properly executed and returned in time for voting, and a choice is specified, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted in favor of each of the proposals described in this proxy statement. A person giving a proxy has the power to revoke it, at any time before the proxy is voted, by written notice to the Secretary of the Company, by substitution of a new proxy bearing a later date or, for any shareholder who is present at the meeting, by withdrawing the proxy and voting in person.

By Order of the Board of Directors,
Scanvec Amiable Ltd.

Gerald J. Kochanski
Vice President, Chief Financial Officer and
Acting Secretary
Date: December 5, 2003

PROXY STATEMENT

Scanvec Amiable Ltd.
Two International Plaza
Suite 625
Philadelphia, PA 19113
U.S.A.

GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 30, 2003

     The enclosed proxy is being solicited by the board of directors (the “Board of Directors”) of Scanvec Amiable Ltd. (the “Company”) for use at the Company’s General Meeting of the Shareholders (the “Meeting”) to be held on December 30, 2003, or at any adjournment thereof. Upon the receipt of a properly executed proxy in the form enclosed, the persons named as proxies therein will vote the ordinary shares, par value New Israeli Shekel (“NIS”) 1.00 each, of the Company (the “Ordinary Shares”) covered thereby in accordance with the directions of the shareholders executing the proxy. In the absence of such instructions, the Ordinary Shares represented thereby will be voted in accordance with the recommendations of the Board of Directors.

     The proxy solicited hereby may be revoked at any time before the proxy is voted, by means of a written notice delivered to the Secretary of the Company, by substitution of a new proxy bearing a later date or, by any shareholder who is present at the Meeting, by withdrawing the proxy and voting in person. The Company expects to solicit proxies principally by mail, but directors, officers and employees of the Company may solicit proxies personally or by telephone or facsimile without any additional compensation. The Company expects to mail this proxy statement and the enclosed form of proxy to shareholders on or about December 5, 2003.

     The Company will bear the cost of the preparation and mailing of its proxy materials and the solicitation of proxies. Copies of solicitation materials will be furnished to brokerage firms, nominees, fiduciaries and other custodians for forwarding to their principals, and the reasonable fees and expenses of such forwarding agents will be borne by the Company. Only holders of record of Ordinary Shares at the close of business on November 25, 2003 are entitled to notice of, and to vote at, the Meeting. At November 25, 2003, 6,770,000 Ordinary Shares were outstanding and entitled to vote (the “Outstanding Ordinary Shares”). Each Ordinary Share is entitled to one vote on each matter to be voted at the Meeting. The Company presently has no other class of stock outstanding and entitled to vote at the Meeting.

     The Company’s Articles of Association do not permit cumulative voting for the election of directors or for any other purpose. The holders of, in the aggregate, at least 33% of the Outstanding Ordinary Shares constitute a quorum for the Meeting. If a broker that is a record holder of Ordinary Shares does not return a signed proxy, the Ordinary Shares represented by such proxy will not be considered present at the Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of Ordinary Shares does return a signed proxy, but is not authorized to vote on one or more matters (each such matter, a “broker non-vote”), the Ordinary Shares represented by such proxy will be considered present at the Meeting for purposes of determining the presence of a quorum.

     If a quorum is present, (i) non-independent directors of the Company will be elected by a plurality of the votes cast by shareholders present, in person or by proxy, and entitled to vote for the election of directors at the Meeting, and (ii) the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote at the Meeting will be required for the ratification of the appointment of the auditors for the current fiscal year. Abstentions and broker non-votes will have no effect on the outcome of these votes.

PROPOSAL NO. 1

ELECTION OF NON-INDEPENDENT DIRECTORS

     The Company’s Articles of Association specify that the number of directors may be determined from time to time at the general meeting of the shareholders of the Company and shall not be less than two and not more than eight directors. The Company currently has five non-independent directors and two independent directors, Aliza Rotbard and Avi Heifetz.

     At the Meeting, five non-independent directors will be elected. The Board of Directors of the Company has nominated Benjamin Givli, Dr. Ramon Harel, Moti Dabi, Yoav Dopplet and Shmulik Aran for election as directors to serve for a period of one year and until their respective successors are duly elected and shall qualify or until the directors’ earlier death, removal or resignation.

     All nominees have advised the Company that they will serve as directors if elected. In the absence of instructions to the contrary, the persons named in the enclosed proxy will vote the Ordinary Shares represented thereby “For” the election of the nominees listed below. If any of such nominees is unable to serve, the persons named in the proxy shall vote the Ordinary Shares for the election of such other nominees as the Board of Directors may propose.

     Approval of this Proposal by the shareholders requires a plurality of the votes cast by shareholders present, in person or by proxy, and entitled to vote for the election of directors at the Meeting.

      The Board of Directors unanimously recommends a vote “FOR” each of the nominees named below.

     The following table provides certain relevant information concerning the nominees to the Board of Directors, including their principal occupation during at least the past five years.

Nominees for Election

Nominee	Age	Principal Occupation

Benjamin Givli	83	Mr. Givli has served as the Chairman of the Company since June 1998. Mr. Givli was the chairman of the Board of Directors of Laser Industries Ltd. from December 1989 until February 1998. He was the Chief Executive Officer of Laser Industries Ltd. from September 1992 through March 1994 and from March 1995 to February 1998. From 1987 to 1989, Mr. Givli was the chairman of Israel Electric Corporation. From 1970 to 1987, he was the Chairman of Koor Foods Ltd. and a member of the management of Koor Industries Ltd. From 1987 to February 1995, he was a director of Haifa Chemicals Ltd.
Dr. Ramon Harel	74	Dr. Harel has served as the Chief Executive Officer of the Company since March 2000 and he also served as the President from March 2000 through February 2002. He has been a director of the Company since its inception in July 1990. He served as the Chairman of the Company from 1990 through 1998. He served as the Chief Executive Officer of the Company from 1995 to 1997 and as Chief Financial Officer of the Company from inception to 1995. Dr. Harel was the Director General of Israel’s Transport Ministry from 1969 to 1972 and served as Executive Vice President of the Israel Discount Bank from 1972 to 1975. From 1978 to 1983, Dr. Harel was the Director General of the Israel Airports Authority. Dr. Harel holds a Ph.D. in Economics from Harvard University.

Moti (Mordechaie) Dabi	66	Mr. Dabi currently serves as the President and CEO of Gaon Agro Industries, Ltd. He Served as Chairman of Hamashbir Holdings, Ltd. from 1999 to 2001. Mr. Dabi served as Director General of the Israel Airport Authority from 1993 to 1997. He held several senior positions within the Israel Airport Authority from 1978 until 1993. Mr. Dabi holds a B.A. and M.A. in Political Science from Haifa University.
Yoav Dopplet (1)	35	Mr. Dopplet has served as a director of the Company since April 2000. Mr. Dopplet currently serves as Executive Vice President of the Ofer Brothers High-tech Group. Previously, he was the Vice President of Business Development of the Technological Division of the Ofer Brothers Group. Since 1996, Mr. Dopplet has held various positions in the Ofer Brothers Group including as Investment Manager and Assistant to the Chief Financial Officer. Mr. Dopplet serves as a director in several enterprises such as Tower Semiconductor Ltd., Israeli Military Industries Ltd. and Israel Chemicals R&D. Mr. Dopplet holds a BSc in industrial management from the Technion Institute of Technology and an MBA from Haifa University.
Shmulik Aran (1)	42	Mr. Aran was elected to the Board of Directors of the Company in December 2002. Mr. Aran is currently the Chief Technology Officer and Investment Manager for Ofer Brothers Hitech Investments Ltd. where he has served in this capacity since 2001. From 1998 to 2000, he served as Vice President and Sales Development Director at Natural Speech Communication. Mr. Aran was the Sales Development Director and Product and Project Manager at Comverse Network Systems from 1996 to 1997. Mr. Aran has a BSc in Mathematics and Physics from Hebrew University and a MSc in Electric Engineering from Tel Aviv University.

___________
(1)	Messrs. Yoav Dopplet and Shmulik Aran were nominated as directors of the Company pursuant to a contractual right of Yozma Venture Capital Ltd. to nominate directors of the Company as described in footnote (5) to the Security Ownership of Certain Beneficial Owners and Management table.

Independent Directors

     Ms. Aliza Rotbard has served as an independent director of the company since August 1998. Her term will expire in August 2004 and is non-renewable. The Board of Directors plans to nominate a replacement candidate for independent director and solicit shareholder approval prior to August 2004.

     Mr. Avi Heifetz was elected in December 2002 to serve a three year term as an independent director.

Aliza Rotbard	56	Ms. Rotbard has been an independent director of the Company since August 1998. Ms. Rotbard is the founder of DOORS Information Systems, Inc. and has been its Chief Executive Officer since its formation in the United States in 1990. From 1985 to 1989, she was President and Chief Executive Officer of Quality Computers Ltd. From 1980 to 1985, Ms. Rotbard served as Deputy General Manager, Computer Department and Operations, of the Tel-Aviv Stock Exchange. Ms. Rotbard holds a BSc. in mathematics and physics from Hebrew University, Jerusalem.
Avi Heifetz	60	Mr. Heifetz was elected as an independent director in December 2002. He is the founder and CEO of A. Heifetz and Co. which he founded in 1988. The company is an Israeli based investment and financial management consulting firm. A. Heifetz and Co. is the managing company of A. Heifetz Technologies Ltd., an investment company with a portfolio of over thirty diverse hi-tech companies. Mr. Heifetz served as senior vice president of Leumi & Co. from 1980 to 1988. Mr. Heifetz was the managing director of Economics and Planning Department of the Ministry of Transportation in Israel from 1975 to 1980. Prior to 1975, Mr. Heifetz served as a project manager for the World Bank and financial consultant to the Israel Discount Bank. Mr. Heifetz holds a MA in Economics and MBA from Hebrew University.

Description of Israeli Law Regarding Independent Directors

     The Israeli Companies Law, 1999 (the “Israeli Companies Law”), requires Israeli companies with securities that have been offered to the public in or outside of Israel to elect two independent directors. No person may be appointed as an independent director if the person or the person’s relative, partner, employer or any entity under the person’s control, has or had, on or within the two years preceding the date of the person’s appointment to serve as independent director, any affiliation with the company or any entity controlling, controlled by or under common control with the company. The term “affiliation” under the Israeli Companies Law includes:

·	an employment relationship;

·	a business or professional relationship maintained on a regular basis;

·	control of the company; and

·	service as an office holder.

     No person may serve as an independent director if the person’s position or other business activities create, or may create, a conflict of interest with the person’s responsibilities as an independent director or may otherwise interfere with the person’s ability to serve as an independent director.

     The initial term of an independent director is three years and may be extended for an additional three-year period. Independent directors may be removed only by the same percentage of shareholders as is required for their election, or by a court, and then, only if the independent directors cease to meet the statutory qualifications for their appointment or if they violate their duty of loyalty to the company. Each committee of a company’s board of directors must include at least one independent director and all independent directors must be members of the company’s audit committee.

General Information Concerning the Board of Directors and its Audit Committee

     The Board of Directors of the Company met on six occasions in 2002. The audit committee met on four occasions in 2002. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and committees held during the period for which he or she was a director and the meetings of the audit committee on which he or she served during 2002.

Audit Committee

     In 2002, the audit committee of the Company’s Board of Directors was composed of three directors, two of whom are independent as defined by Israeli law. Under Israeli law, two independent directors are required in order to have an audit committee. The Board of Directors has not adopted a written charter for the audit committee.

Audit Committee Report

     The audit committee is responsible for providing general oversight with respect to the Company’s auditors and the accounting principles employed in the Company’s financial reporting. The audit committee monitors the Company’s financial reporting process and internal control system, reviews and appraises the audit efforts of the Company’s independent accountants and provides an avenue of communication among the independent accountants, financial and senior management and the Board of Directors. The audit committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP. The audit committee discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee). Ernst & Young LLP also provided to the audit committee the written disclosures required by Independence Standard Board Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with Ernst & Young LLP that firm’s independence.

     Based on the audit committee’s discussions with management and Ernst & Young LLP, and the audit committee’s review of management’s representation and Ernst & Young LLP’s report to the audit committee, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

The Audit Committee of the Board of Directors

Yoav Dopplet
Aliza Rotbard
Avi Heifetz

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP (“E&Y”) served as independent accountants of the Company for the fiscal year ended December 31, 2002. E&Y was appointed as the independent accountants of the Company for the year ending December 31, 2003 at the December 30, 2002 Annual Shareholders’ Meeting, but was dismissed by the Company prior to the end of the current fiscal year. The Board of Directors, however, recommends that the shareholders approve the appointment of Grant Thornton LLP (“Grant Thornton”) as the independent accountants of the Company for the year ending December 31, 2003. The Board of Directors believes that the selection of Grant Thornton as independent accountants is appropriate and in the best interests of the Company and its shareholders. No representatives of either E&Y or of Grant Thornton are expected to be present at the Meeting.

     The appointment of Grant Thornton for the year ending December 31, 2003 requires the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote for the ratification of the appointment of the Company’s independent accountants at the Meeting.

     On December 1, 2003, the Company dismissed E&Y as its independent public accountants and appointed Grant Thornton as its new independent public accountants. The decision to dismiss E&Y and to retain Grant Thornton was approved by the Company’s Audit Committee and Board of Directors.

     The reports of E&Y on the Company’s financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

     During the Company’s two most recent fiscal years and the subsequent period up to the date of this proxy statement, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     During the Company’s two most recent fiscal years and the subsequent period up to the filing date of this report, there have been no events required to be reported pursuant to Item 304(a)(1)(iv)(B) of Regulation S-B.

     The Company has provided E&Y with a copy of the foregoing disclosures and has requested that E&Y review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-B.

     During the fiscal years ended December 31, 2002 and 2001, and the subsequent interim period up to the date of this proxy statement, the Company did not consult with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or contemplated, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any other matters or events required to be reported pursuant to Item 304(a)(1)(iv) of Regulation S-B.

Audit Fees

     The aggregate fees billed to the Company by E&Y for the performance of the 2002 audit were approximately $180,000.

Financial Systems Design and Implementation Fees

     The fees billed to the Company for services in 2002 did not include any fees for financial information systems design and implementation services.

All Other Fees

     The aggregate fees billed to the Company by E&Y for all non-audit services in 2002, including fees for tax consulting and tax return preparation, were approximately $34,000. The Company’s audit committee has determined that the provision of the services provided by E&Y as set forth herein are compatible with maintaining E&Y’s independence.

     The Board of Directors recommends that the shareholders vote “FOR” the approval of Grant Thornton LLP as the independent accountants of the Company.

ITEM NO. 3

MANAGEMENT’S’ REPORT ON THE BUSINESS OF THE COMPANY
FOR THE YEAR ENDED DECEMBER 31, 2002

      The Company is required to present and discuss at the Meeting the management’s report on the business of the Company for the year ended December 31, 2002 and the Company’s Consolidated Balance Sheet at December 31, 2002 and the Consolidated Statement of Income for the year then ended.

     No shareholder vote is required and none is requested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of November 25, 2003, the number of Ordinary Shares beneficially owned by (i) each shareholder known to the Company to be the beneficial owner more than 5% of the Ordinary Shares, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement, and (iv) all directors and executive officers as a group.

Name and Address	Number of Shares Owned	Percent of Shares (%)

Jim Chang (1)(2)(6)	1,171,000	17.3%
Dr. Ramon Harel (1)(7)(8)	1,102,000	16.3%
Yuan Chang (1)(2)(6)	585,500	8.6%
Yu-Chung Chu (1)(6)	585,500	8.6%
Yozma Venture Capital Ltd. (3)(4)(5)(7)	1,182,858	17.5%
Benjamin Givli (3)(4)(7)(9)	201,623	2.9%
Yoav Harel (3)	-0-	*
Yoav Dopplet (3)	-0-	*
Avi Heifetz (3)	-0-	*
Aliza Rotbard (3)	-0-	*
Shmulik Aran (3)	-0-	*
Gerald J. Kochanski(1)(9)	30,000	*
All directors and executive officers as a group (fourteen persons)	4,858,481	71.8%

__________
*	Represents less than 1% of the outstanding Ordinary Shares.
(1)	The address of such beneficial owner is c/o Scanvec Amiable Ltd., Two International Plaza, Suite #625, Philadelphia, PA, 19113, USA.
(2)	Messrs. Jim Chang and Yuan Chang are brothers.
(3)	The address of such beneficial owner is c/o Scanvec Amiable Ltd., Atidim Industrial Park Building No. 1, Tel Aviv, 61581, Israel.
(4)	Yozma Venture Capital Ltd., Fertoza LLC (Whitehall Investment Co. and Abbey Investment Ltd., subsidiaries of Fertoza LLC, currently hold Fertoza’s shares) and Messrs. Benjamin Givli and Yacha Sutton (together, the “Givli Group”), acquired their shares together from a former principal shareholder of the Company in June 1998. The members of the Givli Group have entered into an agreement that, among other things, provides that the parties will vote their Ordinary Shares together on all matters coming before the Company’s shareholders.
(5)	Yozma Venture Capital Ltd. has a contractual right to nominate two representatives to the Company’s Board of Directors and have nominated Shmulik Aran and Yoav Dopplet to serve as their respective representatives on the Company’s Board of Directors (together, the “Yozma Directors”).
(6)	Number of ordinary shares owned obtained from Company’s Stock Transfer Agent.
(7)	Number of ordinary shares owned confirmed with shareholder.
(8)	Number of shares owned includes options to purchase 100,000 Ordinary Shares.
(9)	Number of shares owned includes options to purchase 30,000 Ordinary Shares.

Executive Officers of the Company

The current executive officers of the Company are as follows:

Name	Age	Position

Dr. Ramon Harel (1)	74	Chief Executive Officer
Gerald J. Kochanski	50	Chief Financial Officer, Vice President of Finance and Acting Secretary

(1)	Dr. Harel ceased serving as the President of the Company in February 2002, and at that time Mr. Daffner became the President of the Company. Dr. Harel retained the title of CEO.

     Dr. Ramon Harel. For Dr. Harel’s background, see “Election of Directors.”

     Gerald J. Kochanski. Mr. Kochanski has served as the Chief Financial Officer of the Company since April 2000 and the Vice President of Finance of the Company since January 1999, until April 2002. He was the Chief Financial Officer of Marketing Technologies, Inc. from 1991 to 1998. From 1988 to 1991, Mr. Kochanski was the U.S. Corporate Controller of Gist-brocades Food Ingredients Inc. He is a Certified Public Accountant and holds a MBA with a Finance concentration and a B.S. in Accounting from LaSalle University in Philadelphia.

Executive Compensation

The following table sets forth information concerning compensation paid with respect to the Chief Executive Officer and the other executive officers who were serving as such as of December 31, 2002, each of whose aggregate compensation for fiscal 2002 exceed $100,000, for services rendered in all capacities for the Company.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options(#)

Dr. Ramon Harel (1)(3)	2002	$150,000	$30,000	$23,000	(4)	100,000	(6)
President/CEO	2001	$150,000	—	—		—
	2000	$118,384	—	—		—

Mr. David Daffner (2)(3)	2002	$140,000	$14,000	$1,170	(4)	—
President	2001	—	—	—		—
	2000	—	—	—		—

Mr. Gerald Kochanski(3)	2002	$120,000	$20,000	$5,880	(4)	30,000	(7)
Vice President/CFO	2001	$112,115	—	—		—
	2000	$107,308	$20,000	—		—

(1)	Dr. Harel resigned his position as the President of the Company in February 2002.
(2)	Mr. Daffner served as the Company’s President from February 2002 until April 2003.
(3)	Messrs. Harel, Daffner and Kochanski received bonuses in 2002. The Company does not have a formal Bonus plan. Discretionary bonuses for performance may be proposed by the Chief Executive Officer with approval by the Board of Directors.
(4)	These amounts represent living and automobile allowances.
(5)	Options are vested and exercise price is $2.63 per share.
(6)	Options are vested and exercise price is $1.00 per share.
(7)	Options are vested and exercise price is $1.38 per share.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal 2002 Year-End		Value of Unexercised In-the-Money Options at Fiscal 2002 Year-End

			Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Ramon Harel	—	—	100,000	—	(1)	—

Mr. Gerald Kochanski	—	—	30,000	—	(1)	—

(1)	At the end of fiscal 2002 there were no in-the-money options.

Remuneration of Directors

     In 2002, the non-employee directors, Aliza Rotbard and Gary Stock (until his term of service expired in July 2002) and Avi Heifetz (elected in December 2002) received a stipend of $1,000 per quarter and $290 for each Board of Directors or committee meeting the director attended in person. In addition, the Company reimbursed non-employee directors for reasonable travel expenses for attending Board of Directors or committee meetings. Mr. Givli received a salary of $55,000 for his services as Chairman.

Employment Agreement with Dr. Ramon Harel

     On September 5, 2000, Scanvec Amiable, Inc. (formerly known as Amiable Technologies, Inc.), a wholly-owned subsidiary of the Company, entered into an employment agreement with Dr. Ramon Harel. The employment agreement, which had been extended until December 31, 2002, has been further amended such that there is no specified termination date. Under the employment agreement, Dr. Harel is entitled to a base salary of $150,000 per year. The Board of Directors of the Company has the discretion to grant Dr. Harel a performance bonus in addition to his base salary. The employment agreement is terminable by either Dr. Harel or Scanvec Amiable Inc. for any reason upon 60 days’ notice. However, if Scanvec Amiable Inc. terminates Dr. Harel’s employment without cause, it is obligated to pay him his regular salary during the 60 day notice period and in addition pay him severance equal to three months’ salary. If Scanvec Amiable Inc. dismisses Dr. Harel for cause, it will not be obligated to pay him any severance. The employment agreement also contains provisions relating to assignment of inventions, non-disclosure of proprietary information and non-competition and non-solicitation of customers for a period of 12 months following termination of his employment contract.

Employment Agreement with Gerald J. Kochanski

     On October 26, 1999, Amiable Inc. entered into an employment agreement with Gerald J. Kochanski for Mr. Kochanski to serve as the Vice President of Operations of Scanvec Amiable Inc. The term of the employment agreement commenced on September 1, 1999 and has no specified termination date. On April 1, 2000, Mr. Kochanski’s employment agreement was amended to provide that Mr. Kochanski will serve as the Chief Financial Officer and the Vice President of Operations of Scanvec Amiable Inc. On April 1, 2002, Scanvec Amiable Inc. amended Mr. Kochanski's employment agreement such that Mr. Kochanski will serve as the Chief Financial Officer and Vice President, Finance, of Scanvec Amiable Inc. Under the amended agreement, Mr. Kochanski is entitled to a base salary of $120,000. The Chief Executive Officer of the Company has the discretion to grant Mr. Kochanski a performance bonus subject to the approval of the Board of Directors of the Company. The employment agreement is terminable by either party upon 60 days’ notice for any reason, but Scanvec Amiable Inc. is obligated to continue to pay him his regular salary during such 60 day period. However, if Scanvec Amiable Inc. terminates Mr. Kochanski’s employment with Scanvec Amiable Inc. without notice, for cause, it will not be obligated to pay him his regular salary during such 60 day period nor any severance. The employment agreement provides that if Mr. Kochanski is forced to leave or changes his position in Scanvec Amiable Inc. due to change in control of the shareholders or restructuring of Scanvec Amiable Inc., Mr. Kochanski will be entitled to receive three months of severance pay, in addition to his regular salary during the 60 day notice period. The employment agreement also contains provisions relating to assignment of inventions, non-disclosure of proprietary information and non-competition and non-solicitation of customers for a period of 12 months following termination of his employment agreement.

Employment Agreement with David Daffner

     On January 21, 2002, Amiable entered into an employment agreement with David Daffner. The term of the agreement specified that Mr. Daffner would be employed as the President of Scanvec Amiable Inc. Under the agreement, Mr. Daffner was entitled to a base salary of $140,000 per year plus a bonus based on his achieving the milestones set forth in the business plan appended to the agreement. The agreement was terminable by either Mr. Daffner or Scanvec Amiable Inc. for any reason upon 60 days' notice. However, if Scanvec Amiable Inc. were to terminate Mr. Daffner’s employment with Scanvec Amiable Inc. without cause, it must pay him his regular salary during the 60 day notice period and in addition pay him severance equal to three months' salary. If Scanvec Amiable Inc. were to dismiss Mr. Daffner for cause, it would not be obligated to pay him any severance. The agreement also contains provisions relating to assignment of inventions, non-disclosure of proprietary information and non-competition and non-solicitation of customers for a period of 12 months following termination of his employment agreement.

     Mr. Daffner’s employment was terminated in April 2003 by Scanvec Amiable Inc. without cause. The company paid Mr. Daffner five months’ salary per the terms of his employment agreement.

Other Matters

     The Board of Directors is not aware of any other matters to be presented at the Meeting. If, however, any other matters should properly come before the Meeting or any adjournment thereof, the proxy confers discretionary authority with respect to acting thereon, and the persons named in the enclosed proxy will vote on such matters in accordance with their judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

     The Company’s status as a foreign private issuer changed at December 31, 2000 to that of a domestic issuer that is subject to Section 16(a) of the Exchange Act. To date, none of the directors, officers or shareholders that beneficially own 10% or more of the Company’s capital stock (including Messrs. Benjamin Givli, Yoav Harel, Jim Chang, Dr. Ramon Harel, Ms. Aliza Rotbard and Yozma Venture Capital Ltd.) have timely filed Forms 3, 4 or 5.

SHAREHOLDER PROPOSALS FOR THE 2003 GENERAL MEETING

     Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2004 general meeting, such proposals must be received by the Company no later than August 7, 2004. Such proposals must relate to matters appropriate for shareholder action and be consistent with regulations of the Securities and Exchange Commission and Israeli law. If the August 7, 2004 deadline is missed, a shareholder proposal may still be submitted for consideration at the 2004 general meeting, although under Israeli law it will not be included in the proxy statement, if it is received less than twenty-one days before the meeting (not including delivery time). All proposals should be directed to the attention of the Secretary of the Company.

Annual Report on Form 10-KSB

     The Company has furnished without charge to each person whose proxy is being solicited, a copy of the Company’s annual report on Form 10-KSB for the year ended December 31, 2002, including the financial statements, but excluding exhibits.

Undertaking of the Company

     Unless the Company has received contrary instructions, only one proxy statement is being delivered to each address, even if multiple shareholders share the same address. The Company undertakes to deliver promptly upon written or oral request a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement has been delivered. Upon written notification from a shareholder at a shared address to which only a single proxy statement has been delivered, multiple proxy statements will be delivered to such address in the future. Upon written notification from a shareholder at a shared address to which multiple proxy statements have been delivered, only a single proxy statement will be delivered to such address in the future. The Company undertakes to deliver to each beneficial owner of the Company’s Ordinary Shares to whom this proxy statement is delivered, upon written or oral request, without charge, a copy of any and all documents referred to in this proxy statement that have been incorporated by reference. Delivery of such proxy statements and documents incorporated by reference shall be made by first class mail or other equally prompt means within one business day of receipt of such request. All requests and notifications shall be directed to: Gerald J. Kochanski, telephone number: 610-521-6300 ext. 109. Facsimile number: 610-521-0111.

     Shareholders are urged to complete and return their proxies promptly in order to, among other things, insure action by a quorum and to avoid the expense of additional solicitation. If the accompanying proxy is properly executed and returned in time for voting, and a choice is specified, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted in favor of each of the proposals described in this proxy statement.

By Order of the Board of Directors Benjamin Givli CHAIRMAN OF THE BOARD OF DIRECTORS

Tel Aviv, Israel Date: December 5, 2003

Scanvec Amiable Ltd.

PROXY – General Meeting of Shareholders – December 30, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gerald J. Kochanski proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side hereof, all the ordinary shares of Scanvec Amiable Ltd. (the “Company”) held of record by the undersigned on November 25, 2003 at the General Meeting of Shareholders to be held on December 30, 2003 or at any adjournment or postponement thereof. All matters to be acted upon are proposed by the Company.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1; IN FAVOR OF PROPOSAL 2; AND IN ACCORDANCE WITH THE PROXY’S JUDGEMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued, and to be signed, on Reverse Side)

The Board of Directors Recommends a Vote “FOR” Proposals 1, and 2.

Please mark your vote as in this example

Proposal 1: ELECTION OF NON- INDEPENDENT DIRECTORS	FOR all nominees listed at right	WITHHOLD AUTHORITY to vote for all nominees listed at right	Nominees: Benjamin Givli Dr. Ramon Harel Moti Dabi Yoav Dopplet Shmulik Aran

WITHOLD AUTHORITY for the following only: (Write the names of the nominee(s) in the space below):

Proposal 2:	FOR	AGAINST	ABSTAIN

Approval of the Board of Director’s appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal year ending December 31, 2003.

In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE ____________________________ DATE__________________ SIGNATURE ____________________________ DATE__________________
NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign with full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.